Exhibit 99.1

NEWS BULLETIN	RE: INNSUITES HOSPITALITY TRUST
FROM	INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST	1625 E. NORTHERN AVENUE, # 105
NYSE MKT: IHT	Phoenix, Arizona 85020
FISCAL 2013 – March 18, 2013	Phone: 602-944-1500
FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President
602-944-1500
email: mberg@innsuites.com
FOR IMMEDIATE RELEASE
March 18, 2013

IHT Board Appoints New Chief Financial Officer

Phoenix, Arizona, March 18, 2013 – On March 18, 2013, IHT Board of Trustees appointed Adam B. Remis, MSIM, CPA, CISA as the Trust’s new Chief Financial Officer, effective immediately.

The matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements including the Trust’s ability to pay dividends, are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. We can give no assurance that our expectations will be attained.

For more information visit: www.innsuitestrust.com or www.sec.gov